SCHEDULE 14A


                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant To Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No. ___)

Filed By The Registrant   [___]

Filed By A Party Other Than The Registrant   [_X_]


Check The Appropriate Box

[___]    Preliminary Proxy Statement

[___]    Confidential, For Use Of The Commission Only

[___]    Definitive Proxy Statement

[___]    Definitive Additional Materials

[_X_]    Soliciting Material Under Rule 240.14a-12


                               AUTO-GRAPHICS, INC.
                              (name of registrant)


                            COREY M. PATICK, Chairman
               Auto-Graphics, Inc. Special Shareholders Committee
          (name of person(s) filing statement if other than registrant)


Payment of Filing Fee

[_X_]    No Fee Required




CONTACT: For information regarding this proxy statement/filing, please contact -

                         Corey M. Patick at 909/576-9000
            or 269 South Beverly Drive, #438, Beverly Hills, CA 90210

COREY M. PATICK
                               AUTO-GRAPHICS, INC.
                         SPECIAL SHAREHOLDERS COMMITTEE
                         269 South Beverly Drive, # 438
                             Beverly Hills, CA 90212
                              Tel. No. 909/576-9000


                                                  September 17, 2001




Dear A-G Shareholder:

     By now you should have received a Proxy Statement and Proxy Card (White) from the Special Shareholders Committee requesting your proxy to be used by the Special Shareholders Committee to elect Professor James Dudley, Robert Bretz and myself to the Auto-Graphics, Inc. ("the "Company") Board of Directors at the Special Shareholders Meeting called by the Committee for such purpose. Hopefully, you have already dated, signed and sent back your proxy to me to be used by the Special Committee. If not, PLEASE DO SO RIGHT NOW. I have enclosed another copy of the Proxy Card and a stamped self-addressed envelope for you to use for such purpose.

     I also want to inform you that Robert Cope caused the Company to file a lawsuit against me and Professor Tom Dudley last week seeking to enjoin the Special Shareholders Meeting called by the Shareholders Committee together with other shareholders of the Company for September 25th. The Court refused to do so.

     Now, having failed to stop the Shareholders Meeting (which he has refused to allow the Company to call and hold for the last two years as required under the Company's By-Laws and under California Law), Bob Cope has apparently decided to send out his own (Bob Cope NOT the Company's) proxy statement and similar looking proxy card soliciting your proxy to elect himself, his associate James Yarter and Professor Dudley to constitute the Company's Board of Directors. Professor Dudley HAS NOT AGREED TO BE A COPE NOMINEE and to serve on the
Company's Board with Bob Cope and Jim Yarter. Cope has misrepresented the situation in his proposed proxy statement and proxy card. Please DO NOT BE CONFUSED by the improper tactic used by Bob Cope purporting to identify Professor Dudley as one of Cope's nominees to serve with him and Jim Yarter. Dudley is the nominee of the Special Shareholders Committee (and only the Committee), not Mr. Cope.

     If you have not previously sent in a Proxy Card to the Committee, please do so right now. Time is short. The Meeting is September 25th. If you have received, and were confused by Mr. Cope's improper proxy solicitation identify Professor Dudley as one of his nominees to the A-G Board, and you sent in a proxy card to Mr. Cope, please correct such situation now by dating, signing and returning the enclosed additional Proxy Card for the Shareholders Committee (see the Special Shareholders Committee name at the top of the Committee's Proxy
Card) in the enclosed stamped envelope.

     Your assistance in the Committee's effort to elect Tom Dudley to the A-G Board, and otherwise as set forth in the Committee's Proxy Statement, is greatly appreciated. Thanks.



                                             Very truly Yours,



                                             By COREY M. PATICK
                                             ------------------
                                                Corey M. Patick for the Special
                                                Shareholders Committee



cc: Tom Dudley